CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Other Service Providers" in the Statements of Additional Information and to the incorporation by reference of our reports, dated May 16, 2008, on the financial statements and financial highlights of the Williamsburg Investment Trust (comprised of the Davenport Core Fund (formerly the Davenport Equity Fund), FBP Value Fund, FBP Balanced Fund, The Jamestown Balanced Fund, The Jamestown Equity Fund, The Jamestown Select Fund, The
Jamestown Tax Exempt Virginia Fund, The Jamestown International Fund, The Government Street Mid-Cap Fund, The Government Street Equity Fund, and The Alabama Tax Free Bond Fund) included in the Annual Reports to Shareholders for the fiscal year ended March 31, 2008, in Post-Effective Amendment Number 46 to the Registration Statement (Form N-1A, No. 033-25301), of Williamsburg Investment Trust, as filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
Cincinnati, Ohio
July 24, 2008